EXHIBIT 1
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  IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARIES WHICH ACQUIRED SECURITIES
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        Impulsora de Fondos Banamex, S.A de C.V. is chartered in Mexico City,
        Mexico.

        Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.


Date: January 30, 2015


                      CITIGROUP INC.



                      By: /s/ Ali L. Karshan
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                         Name:   Ali L. Karshan
                         Title:  Assistant Secretary